Exhibit 10(a)
EXECUTION VERSION

THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT

THIS THIRD AMENDMENT TO REVOLVING CREDIT AGREEMENT, dated as of March 17, 2017 (this “Amendment”), to the Existing Credit Agreement (as defined below) is made by PPL CAPITAL FUNDING, INC., a Delaware corporation (the “Borrower”), PPL CORPORATION, a Pennsylvania corporation (the “Guarantor”) and each Lender (such capitalized term and other capitalized terms used in this preamble and the recitals below to have the meanings set forth in, or are defined by reference in, Article I below).
W I T N E S S E T H:

WHEREAS, the Borrower, the Guarantor, the Lenders and The Bank of Nova Scotia, as the Administrative Agent, Sole Lead Arranger and Sole Bookrunner, are all parties to the Revolving Credit Agreement, dated as of March 26, 2014 (as amended or otherwise modified prior to the date hereof, the “Existing Credit Agreement”, and as amended by this Amendment and as the same may be further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”); and
WHEREAS, the Borrower has requested that the Lenders amend the Existing Credit Agreement in order to extend the maturity date therein and the Lenders are willing to modify the Existing Credit Agreement on the terms and subject to the conditions hereinafter set forth;
NOW, THEREFORE, the parties hereto hereby covenant and agree as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1.     Certain Definitions. The following terms when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):
“Amendment” is defined in the preamble.
“Borrower” is defined in the preamble.
“Credit Agreement” is defined in the first recital.
“Existing Credit Agreement” is defined in the first recital.
“Guarantor” is defined in the preamble.
SECTION 1.2.     Other Definitions. Terms for which meanings are provided in the Existing Revolving Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

ARTICLE II
AMENDMENTS TO THE EXISTING CREDIT AGREEMENT

Effective as of the date hereof, but subject to the satisfaction of the conditions in Article III,
(a)    Section 1.1 of the Existing Credit Agreement is hereby amended by adding the following definitions in the appropriate alphabetical order:
“FCPA” has the meaning set forth in Section 5.16.
“Sanctioned Country” means a country, region or territory that is, or whose government is, the subject of comprehensive territorial Sanctions (currently, Crimea, Cuba, Iran, North Korea, Sudan, and Syria).
“Sanctions” means sanctions administered or enforced by OFAC, the U.S. State Department, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or any other applicable sanctions authority.
(b)    Section 1.1 of the Existing Credit Agreement is hereby amended by deleting the definition “Sanctioned Entity” where it appears therein.
(c)    Section 1.1 of the Existing Credit Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:
“London Interbank Offered Rate” means for any Euro-Dollar Loan for any Interest Period, the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which US dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Administrative Agent which has been approved by the British Bankers’ Association as an authorized information vendor for the purpose of displaying rates at which US dollar deposits are offered by leading banks in the London interbank deposit market (for purposes of this definition, an “Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for Dollars for an amount comparable to such Euro-Dollar Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Administrative Agent at such time (which determination shall be conclusive absent manifest error)). Notwithstanding the foregoing, if the London Interbank Offered Rate determined in accordance with the foregoing shall be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.
“Sanctioned Person” means a Person that is, or is owned or controlled by Persons that are, (i) the subject of any Sanctions, or (ii) located, organized or resident in a Sanctioned Country.

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“Termination Date” means the earliest to occur of (i) March 16, 2018 and (ii) such earlier date upon which all Commitments shall have been terminated in their entirety in accordance with this Agreement.
(d)    Sections 5.04(a), 5.04(c), 5.05 and 5.13 of the Existing Credit Agreement are hereby amended by replacing references to “December 31, 2015” with “December 31, 2016”.
(e)    Section 5.15 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
Section 5.15.    OFAC. None of the Borrower, the Guarantor or any Subsidiary of the Guarantor, nor, to the knowledge of the Guarantor or the Borrower, any director, officer, or Affiliate of the Borrower, the Guarantor or any of its Subsidiaries: (i) is a Sanctioned Person, (ii) has more than 10% of its assets in Sanctioned Persons or in Sanctioned Countries, or (iii) derives more than 10% of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Countries.
(f)    Article V of the Existing Credit Agreement is hereby amended by adding a new Section 5.16 as follows:
Section 5.16.    Anti-Corruption. None of the Borrower, the Guarantor or any of its Subsidiaries, nor, to the knowledge of the Borrower or the Guarantor, any director, officer, agent, employee or other person acting on behalf of the Borrower or the Guarantor or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or any other applicable anti-corruption law; and the Loan Parties have instituted and maintain policies and procedures designed to ensure continued compliance therewith.
(g)    Section 6.06 of the Existing Credit Agreement is hereby amended and restated in its entirety as follows:
Section 6.06.    Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes of the Borrower and its Affiliates, including for working capital purposes and for making investments in or loans to the Guarantor and Affiliates of the Loan Parties. The Borrower will request the issuance of Letters of Credit solely for general corporate purposes of the Borrower and its Affiliates. No such use of the proceeds for general corporate purposes will be, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any Margin Stock within the meaning of Regulation U. The proceeds of any Loan will not be used, directly or indirectly, to fund any activities or business of or with any Sanctioned Person, or in any Sanctioned Country. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity in violation of the FCPA or any other applicable anti-corruption law.

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ARTICLE III
CONDITIONS TO EFFECTIVENESS
This Amendment and the amendments contained herein shall become effective as of the date hereof when each of the conditions set forth in this Article III shall have been fulfilled to the satisfaction of the Administrative Agent.

SECTION 3.1.     Counterparts. The Administrative Agent shall have received counterparts hereof executed on behalf of the Borrower, the Guarantor and the each of the Lenders.

SECTION 3.2.     Costs and Expenses, etc. The Administrative Agent shall have received for the account of each Lender, all fees, costs and expenses due and payable pursuant to Section 9.03 of the Credit Agreement, if then invoiced.

SECTION 3.3.     Resolutions, etc. The Administrative Agent shall have received from the Borrower and the Guarantor (i) a copy of a good standing certificate for such Loan Party, dated a date reasonably close to the date hereof and (ii) a certificate, dated as of the date hereof, of a Secretary or an Assistant Secretary of each Loan Party certifying (a) that attached thereto is a true, correct and complete copy of (x) the articles or certificate of incorporation of such Loan Party certified by the Secretary of State (or equivalent body) of the jurisdiction of incorporation of such Loan Party and (y) the bylaws of such Loan Party, and (b) that attached thereto is a true, correct and complete copy of resolutions adopted by the board of directors of such Loan Party authorizing the execution, delivery and performance of this Amendment and each other document delivered in connection herewith and that such resolutions have not been amended and are in full force.

SECTION 3.4.     Opinion of Counsel. The Administrative Agent shall have received an opinion, dated the date hereof and addressed to the Administrative Agent and all Lenders, from counsel to the Borrower, in form and substance satisfactory to the Administrative Agent.

SECTION 3.1.     Satisfactory Legal Form. The Administrative Agent and its counsel shall have received all information, and such counterpart originals or such certified or other copies of such materials, as the Administrative Agent or its counsel may reasonably request, and all legal matters incident to the effectiveness of this Amendment shall be satisfactory to the Administrative Agent and its counsel. All documents executed or submitted pursuant hereto or in connection herewith shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.

ARTICLE IV
MISCELLANEOUS

SECTION 4.1.     Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified, to such Article or Section of this Amendment.

SECTION 4.2.     Loan Document Pursuant to Existing Credit Agreement. This Amendment is a Loan Document executed pursuant to the Existing Credit Agreement and shall (unless otherwise expressly indicated therein) be construed, administered and applied in

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accordance with all of the terms and provisions of the Existing Credit Agreement, as amended hereby, including Article IX thereof.
SECTION 4.3.     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 4.4.     Counterparts. This Amendment may be executed by the parties hereto in several counterparts, each of which when executed and delivered shall be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.
SECTION 4.5.     Governing Law. THIS AMENDMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5‑1401 AND 5‑1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 4.6.     Full Force and Effect; Limited Amendment. Except as expressly amended hereby, all of the representations, warranties, terms, covenants, conditions and other provisions of the Existing Credit Agreement and the Loan Documents shall remain unchanged and shall continue to be, and shall remain, in full force and effect in accordance with their respective terms. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended herein and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Existing Credit Agreement or any other Loan Document or of any transaction or further or future action on the part of any Obligor which would require the consent of the Lenders under the Existing Credit Agreement or any of the Loan Documents.
SECTION 4.7.     Representations and Warranties. In order to induce the Lenders to execute and deliver this Amendment, the Borrower and Guarantor each hereby represents and warrants to the Lenders, on the date this Amendment becomes effective pursuant to Article III, that both before and after giving effect to this Amendment, all representations and warranties set forth in Article V of the Credit Agreement are true and correct as of such date, except to the extent that any such statement expressly relates to an earlier date (in which case such statement was true and correct on and as of such earlier date).

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first above written.

PPL CAPITAL FUNDING, INC., as the Borrower

By:
Name:
Title:

PPL CORPORATION, as the Guarantor

By:
Name:
Title:

THE BANK OF NOVA SCOTIA, as the Administrative Agent and as a Lender

By:
Name:
Title:

Third Amendment to Revolving Credit Agreement